UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 13, 2022

SURO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue

12th Floor

New York, NY 10019

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 235-4769

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SSSS	Nasdaq Global Select Market
6.00% Notes due 2026	SSSSL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On January 13, 2022, SuRo Capital Corp. (the “Company”) issued a press release containing preliminary estimates of its results for the fourth quarter and year ended December 31, 2021 (the “Press Release”). A copy of the Press Release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference.

The information disclosed under this Item 2.02, including the information set forth in Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01.	Other Events.

Preliminary Estimates and Investment Portfolio Update

On January 13, 2022, the Company disclosed the following information in the Press Release.

Preliminary Estimates of Results for the Three Months and Year Ended December 31, 2021

As previously reported, the Company’s net assets totaled approximately $425.8 million, or $14.79 per share, at September 30, 2021 and approximately $301.6 million, or $15.14 per share, at December 31, 2020. As of December 31, 2021, the Company’s net asset value is estimated to be between $11.25 and $12.00 per share. This range includes a customary discount to the year-end pricing of certain public common shares in the Company’s investment portfolio subject to lock-up provisions at year-end.

As of December 31, 2021, there were 31,118,556 shares of the Company’s common stock outstanding.

Investment Portfolio Update

At December 31, 2021, the Company held positions in 38 portfolio companies – 31 privately-held and 7 publicly-held, some of which may be subject to certain lock-up provisions.

During the three months ended December 31, 2021, the Company made the following investments:

Portfolio Company	Investment	Transaction Date	Amount
Course Hero, Inc.(1)	Series C Preferred Shares	11/5/2021	$10.0 million
SuRo Capital Sports, LLC(2)	Series Seed-4 Preferred Shares	10/12/2021	$1.0 million

(1) Represents a follow-on investment.

(2) Represents an investment in Rebric, Inc. (d/b/a Compliable).

During the three months ended December 31, 2021, the Company exited or received proceeds greater than $1.0 million from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Gain
Coursera, Inc.(2)	Various	1,509,090	$34.35	$51.8 million	$42.4 million
NewLake Capital Partners, Inc.(3)	Various	167,755	$28.30	$4.7 million	$1.4 million
Tynker (f/k/a Neuron Fuel Inc.)	12/6/2021	534,162	$5.44	$2.9 million(4)	$2.6 million(4)

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of November 4, 2021, all shares of Coursera, Inc. had been sold.
(3)	As of December 31, 2021, the Company held 278,471 remaining NewLake Capital Partners, Inc. common shares.
(4)	Net proceeds includes approximately $0.4 million in additional proceeds held in escrow.

Preliminary Estimates and Guidance

The preliminary financial estimates provided herein are unaudited and have been prepared by, and are the responsibility of, the management of the Company. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data included herein. Actual results may differ materially.

The Company expects to announce its fourth quarter and fiscal year ended December 31, 2021 results in March 2022.

Forward-Looking Statements

Statements included herein, including statements regarding the Company’s beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". The Company cautions that any forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the coronavirus (COVID-19) pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause the Company’s actual results to differ from management's current expectations, are contained in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release dated January 13, 2022*

* The press release attached hereto as Exhibit 99.1 is “furnished” and not “filed,” as described in Item 2.02 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2022	SURO CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary